SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

    Date of Report (Date of                            Commission File Number:
   earliest event reported):
        MARCH 23, 2000                                         1-10210




                                  eGLOBE, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                         13-3486421
(State or other jurisdiction of                     (IRS Employer Identification
         incorporation)                                       Number)


                         1250 24TH STREET, NW, SUITE 725
                              WASHINGTON, DC 20037
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (202) 822-8981

          (Former name or former address, if changed since last report)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On March 23, 2000 pursuant to an Agreement and Plan of Merger (the "Merger Agreement") entered into on December 16, 1999, a wholly owned subsidiary of eGlobe merged with and into Trans Global Communications, Inc. ("Trans Global"), with Trans Global continuing as the surviving corporation and becoming a wholly owned subsidiary of eGlobe (the "Merger"). Trans Global provides its clients with services that include international and domestic terminations, co-location facilities, switch partitioning and pre-paid calling cards through a facilities-based, direct connection and resale network. Trans Global has points of presence in New York, Los Angeles, London and Cairo. Through its main switching centers in New York and London, Trans Global can transport and terminate voice, fax or data calls to any country with a hard wire or cell-based communications system.

     As provided in the Merger Agreement, all shares of Trans Global common stock, no par value, issued and outstanding were converted into the right to receive an aggregate of up to 40,000,000 shares of eGlobe common stock, par value $.001 per share. The 40,000,000 shares of eGlobe common stock were allocated among the Trans Global stockholders in proportion to the number of shares each held immediately prior to the Merger. eGlobe stockholders approved the issuance of shares of eGlobe common stock representing more than 20% of eGlobe's voting stock in the Merger on March 23, 2000. Trans Global stockholders approved the Merger on March 20, 2000.

     Pursuant to the Merger Agreement, eGlobe has withheld and deposited into escrow 2,000,000 shares of the 40,000,000 shares of eGlobe common stock issued to Trans Global stockholders in the Merger. These escrowed shares will cover the indemnification obligations of the Trans Global stockholders under the Merger Agreement. Further, pursuant to the Merger Agreement, eGlobe has deposited an additional 2,000,000 shares of its common stock into escrow to cover its indemnification obligations under the Merger Agreement.

     The Merger Agreement provides that, after the effective time, each Trans Global stockholder will jointly and severally indemnify, defend and hold harmless eGlobe and its officers, directors, employees, agents and representatives from and against any and all demands, losses, claims, actions or causes of action, assessments, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements ("Losses") to which we may be subjected related to or arising out of any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other agreements, given or made by Trans Global or a Trans Global stockholder pursuant to the Merger Agreement. The Merger Agreement also contains a similar obligation of eGlobe to indemnify Trans Global and the Trans Global stockholders. The Merger Agreement also provides that, except in cases of fraud by Trans Global or its stockholders, the Trans Global stockholders will not be liable to indemnify us for Losses until the aggregate value of such Losses is greater than $100,000.
Any indemnification for Losses will come from and be limited to the 2,000,000 shares that have been deposited in escrow.

     Promptly after the Merger closed, eGlobe appointed Arnold S. Gumowitz (Trans Global's Chairman), Gary S. Gumowitz (Trans Global's President) and John
W. Hughes (Trans Global's General Counsel) to our board of directors. eGlobe has also agreed to use its reasonable best efforts to appoint Arnold Gumowitz to serve on the executive committee. In addition, Arnold Gumowitz became
Co-Chairman of eGlobe, Gary Gumowitz was appointed President of eGlobe Development Corp., a wholly owned subsidiary of eGlobe, and John W. Hughes became a Senior Vice President and General Counsel of eGlobe.

     The Merger Agreement provides that eGlobe will use its reasonable best efforts to cause Christopher J. Vizas, eGlobe's Chairman and CEO, and Arnold S. Gumowitz, Trans Global's Chairman,

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to enter into long term employment and  non-competition  agreements with us. The terms of the employment arrangement with Mr. Vizas will be determined by negotiations with our board of directors. Mr. Gumowitz's employment agreement will provide for a term of one year at a salary that is below market for similarly situated companies. The parties expect to enter into such employment agreements during April 2000.

     The Merger is expected to qualify as a tax-free reorganization for tax purposes.

     The Merger was accounted for as a pooling of interests for financial reporting and accounting purposes under generally accepted accounting principles. eGlobe will restate, retroactively at the effective time of the Merger, its consolidated financial statements to include the assets, liabilities, stockholders' equity and results of operations of Trans Global, subject to any adjustments required to conform with the accounting policies and financial statement classifications of the two companies, as if the companies had been combined at the first date covered by the combined financial statements. In future financial statements, the results of operations of the combined entity will include the results of both eGlobe and Trans Global for the entire fiscal year in which the Merger occurs and all prior periods presented.

     eGlobe and Trans Global received letters from eGlobe's and Trans Global's independent accountants stating their views that (1) after reasonable investigation, the independent accountants were not aware of any fact that could preclude Trans Global or eGlobe, respectively, from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all rules, regulations and policies of the SEC, and (2) the Merger is eligible to be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all rules, regulations and policies of the SEC.

     However, the letters indicate that the Merger could cease to qualify for pooling of interest treatment if any of various specified events occurs prior to the combined company releasing financial results covering at least 30 days of combined operations of eGlobe and Trans Global. In connection with the Merger, the executive officers, directors and affiliates of eGlobe or Trans Global have agreed not to sell any shares of either eGlobe or Trans Global until the combined company releases financial results covering at least 30 days of combined operations of eGlobe and Trans Global.

     If the Merger does not qualify for treatment as a pooling of interests, the Merger would be accounted for under the purchase method of accounting. This would mean that Trans Global's assets would be recognized at their fair value and that any excess of the purchase price over such fair value, other than amounts charged to in-process research and development costs, if any, would be recognized as goodwill on eGlobe's balance sheet. The goodwill would be amortized as an expense over its anticipated useful life.

     The  shares of eGlobe  common  stock  issued  in the  Merger  have not been
registered   under  the   Securities  Act  and  therefore  will  be  "restricted
securities" which cannot be resold in the United States until they are registered under the Securities Act or until an exemption from registration is available. Under the Merger Agreement, we have agreed to prepare and file, within 90 days following the effective time, a registration statement covering the resale by the Trans Global stockholders of the eGlobe common stock issued to them in the Merger (the "Resale Registration Statement"). We have agreed to use our reasonable best efforts to keep the Resale Registration Statement continuously effective until the earlier of (1) the date on which the Trans Global stockholders have disposed of all shares of eGlobe common stock issued to them in connection with the Merger or (2) the date the eGlobe common stock issued to them is otherwise eligible for public resale under applicable securities laws. Trans Global

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stockholders  that will receive a majority of the shares of eGlobe  common stock issued in the Merger are senior officers and/or directors of eGlobe and notwithstanding the registration will be subject to our internal policies regarding sale of shares by officers and directors. We will pay all expenses incurred in preparing and filing the Resale Registration Statement.

                               -------------------

     The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and amendment, filed as Exhibits 2.1 and 2.2 hereto, which are incorporated herein by reference. An extensive description of the Merger is contained in our definitive proxy statement dated February 11, 2000, which related among other things to approval of the issuance of stock in the Merger. A copy of the press release, dated March 23, 2000, issued by eGlobe, Inc. regarding receipt of stockholder approval for the above-described transaction is attached as Exhibit 99.1 hereto.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  Financial Statements of Business Acquired.

          It is not practicable to provide the required financial statements for Trans Global at this time. The statements will be filed as soon as they are prepared and not later than May 6, 2000.

          (b)  Pro Forma Financial Information.

          It is not practicable to provide the required pro forma financial statements for Trans Global at this time. The statements will be filed as soon as they are prepared and not later than May 6, 2000.

          (c)  Exhibits.

2.1 Agreement and Plan of Merger dated as of December 16, 1999 by and among eGlobe, Inc., eGlobe, Merger Sub No. 6, Inc., Trans Global Communications, Inc., and The Stockholders of Trans Global Communications, Inc. (Incorporated by reference to Exhibit 2.1 in Current Report on Form 8-K of eGlobe, Inc. filed December 30, 1999).

2.2 Amendment No. 1 to Agreement and Plan of Merger, dated February 11, 2000, by and among eGlobe, Inc., eGlobe, Merger Sub No. 6, Inc., Trans Global Communications, Inc., and The Stockholders of Trans Global Communications, Inc.

99.1 Press Release, dated March 23, 2000, regarding receipt of stockholder approval for the merger discussed above.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned, thereunto duly authorized.

                                         eGlobe, Inc.
                                         (Registrant)



Date:  April 7, 2000                     By          /s/ Graeme Brown
                                           ------------------------------------
                                                       Graeme Brown
                                           Deputy General Counsel and Secretary